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                                                                     Exhibit 8.1


                          GOODWIN, PROCTER & HOAR LLP

                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881

                                                       TELEPHONE  (617) 570-1000
                                                       TELECOPIER (617) 523-1231




                                 April 4, 1997



Summit Properties Inc.
212 South Tryon Street
Suite 500
Charlotte, North Carolina  28281

      Re:   Certain Federal Income Tax Matters
            ----------------------------------

Ladies and Gentlemen:

      This opinion is delivered to you in our capacity as counsel to Summit Properties Inc. (the "Company") in connection with the Company's registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the possible offering and sale of up to 589,792 shares of the Company's Common Stock (as such term is defined in the Registration Statement) authorized for issuance under the Company's Articles of Incorporation. This opinion relates to the Company's qualification for federal income tax purposes as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code") and the accuracy of the discussion under the heading "Federal Income Tax Considerations" contained in the Registration Statement.

      In rendering the following opinion, we have examined the Articles of Incorporation and Bylaws of the Company, each as amended, the Company's federal income tax return for each of the taxable years ended December 1994 and December 1995 filed on Forms 1120-REIT, and such other records, certificates and documents as we have deemed necessary or appropriate for purposes of rendering the opinions set forth herein.

      We have reviewed the Registration Statement and the descriptions set forth therein of the Company and its investments and activities. We have relied upon the representations of an officer of the Company regarding the manner in which the Company has been and will continue to be owned and operated. We assume that the Company has been and will be operated in accordance with applicable laws and the terms and conditions of applicable documents, and that the descriptions of the Company and its investments, and the proposed investments, activities, operations and governance of the Company set forth in the Registration





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                          GOODWIN, PROCTER & HOAR LLP


Summit Properties Inc.
April 4, 1997
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Statement continue to be true. In addition, we have relied on certain additional facts and assumptions described below.

      In rendering the opinions set forth herein, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vi) the accuracy and completeness of all records made available to us, and (vii) the factual accuracy of all representations, warranties and other statements made by all parties. We have also assumed, without investigation, that all documents, certificates, warranties and covenants on which we have relied in rendering the opinion set forth below and that were given or dated earlier than the date of this letter continue to remain accurate, insofar as relevant to the opinion set forth herein, from such earlier date through and including the date of this letter.

      The discussion and conclusions set forth below are based upon the Code, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder and existing administrative and judicial interpretations thereof, all of which are subject to change. No assurance can therefore be given that the federal income tax consequences described below will not be altered in the future.

      Based upon and subject to the foregoing, and provided that the Company continues to meet the applicable asset composition, source of income, shareholder diversification, distribution, recordkeeping and other requirements of the Code necessary for a corporation to qualify as a REIT, we are of the opinion that

      1. Commencing with the Company's first taxable year ended December 31, 1994, the Company has been organized in conformity with the requirements for qualification as a "real estate investment trust" under the Code, and its method of operation, as described in the representations referred to above will enable it to continue to meet the requirements for qualification and taxation as a "real estate investment trust" under the Code.

      2. The Statements in the Registration Statement set forth under the caption "Federal Income Tax Considerations" to the extent such information constitutes




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                          GOODWIN, PROCTER & HOAR LLP


Summit Properties Inc.
April 4, 1997
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            matters of law, summaries of legal matters, or legal conclusions, have been reviewed by us and are accurate in all material respects.

      We express no opinion with respect to the transactions described in the Registration Statement other than those expressly set forth herein. You should recognize that our opinion is not binding on the IRS and that the IRS may disagree with the opinion contained herein. Although we believe that our opinion will be sustained if challenged, there can be no assurance that this will be the case. Except as specifically discussed above, the opinion expressed herein is based upon the law as it currently exists. Consequently, future changes in the law may cause the federal income tax treatment of the transactions described herein to be materially and adversely different from that described above.

      We consent to being named as Counsel to the Company in the Registration Statement, to the references in the Registration Statement to our firm and to the inclusion of a copy of this opinion letter as an exhibit to the Registration Statement.

                                          Very truly yours,


                                          /s/ GOODWIN, PROCTER & HOAR LLP

                                          GOODWIN, PROCTER & HOAR LLP